Exhibit 99.1

FiveW Capital LLC
By:	/s/ David Randall Winn
Name:	David Randall Winn
Title:	Managing Member	Date: 09/08/2021

FiveW DiscoverOrg LLC
By:	/s/ David Randall Winn
Name:	David Randall Winn
Title:	Managing Member	Date: 09/08/2021